SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AQUANTIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 2, 2003

Dear aQuantive Shareholder:

I am pleased to invite you to the aQuantive Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m. on Wednesday, May 28, 2003, on the 28th floor of the Renaissance Madison Hotel, at 515 Madison Street, Seattle, Washington 98104.

At the meeting, you will have the opportunity to elect directors to the aQuantive Board of Directors and transact any other business properly presented at the meeting. In addition, you will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about aQuantive and our operations, including our audited financial statements, in the enclosed 2003 Annual Report to Shareholders.

We hope you can join us on May 28. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Jeffrey J. Miller

Corporate Secretary

AQUANTIVE, INC.

506 Second Avenue, 9th Floor

Seattle, Washington 98104

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, May 28, 2003

May 2, 2003

DEAR AQUANTIVE SHAREHOLDER:

On Wednesday, May 28, 2003, aQuantive, Inc. will hold its 2003 Annual Meeting of Shareholders on the 28th floor of the Renaissance Madison Hotel, at 515 Madison Street, Seattle, Washington 98104. The Annual Meeting will begin at 9:00 a.m. Only shareholders who owned common stock at the close of business on March 26, 2003 may vote at the Annual Meeting or any adjournments that may take place. At the Annual Meeting we will ask you to:

•	elect directors to hold office for the term as described in the attached Proxy Statement; and

•	transact any other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the proposal outlined in the Proxy Statement.

At the Annual Meeting we will also report on the 2002 business results of aQuantive and other matters of interest to shareholders.

To ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

The approximate date of mailing for the Proxy Statement and accompanying proxy card is May 2, 2003.

By Order of the Board of Directors,

Jeffrey J. Miller

Corporate Secretary

Please note that attendance at the Annual Meeting will be limited to shareholders of aQuantive as of the record date, or their authorized representatives, and guests of aQuantive.

AQUANTIVE, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of aQuantive, Inc. (“aQuantive”) is sending you this Proxy Statement in connection with its solicitation of proxies for use at the aQuantive 2003 Annual Meeting of Shareholders. The Annual Meeting will be held on Wednesday, May 28, 2003 on the 28th floor of the Renaissance Madison Hotel, at 515 Madison Street, Seattle, Washington 98104, at 9:00 a.m. aQuantive intends to give or mail to shareholders definitive copies of this Proxy Statement and accompanying proxy card on or about May 2, 2003.

Record Date and Outstanding Shares

Only shareholders who owned common stock of aQuantive at the close of business on March 26, 2003, the record date for the Annual Meeting, may vote. At that date, there were 58,718,697 issued and outstanding shares of common stock.

Quorum

A quorum for the Annual Meeting is a majority of the votes entitled to be cast on a matter by holders of shares of common stock entitled to vote, and present, whether in person or by proxy, at the Annual Meeting.

Revocability of Proxies

If you give your proxy card to aQuantive, you have the power to revoke it at any time before it is exercised. Your proxy card may be revoked by:

•	notifying the Secretary of aQuantive in writing before the Annual Meeting;

•	delivering to the Secretary of aQuantive before the Annual Meeting a signed proxy card with a later date; or

•	attending the Annual Meeting and voting in person.

Voting

You are entitled to one vote for each share of common stock you hold. For the election of directors, the three directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected to the Board of Directors. You are not entitled to cumulate votes in the election of directors.

If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with our recommendations. aQuantive is not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named in it to vote the shares.

Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting. However, abstentions and broker nonvotes will have no effect on the proposal to be voted on at the

Annual Meeting because they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposal.

Attendance at the Annual Meeting

If you own shares of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy card. If you own shares through a bank or brokerage firm account, you may attend the Annual Meeting, but you must bring account statements or letters from the bank or brokerage firm showing that you owned aQuantive stock as of March 26, 2003. Additionally, if you own shares through a bank or brokerage firm account, to vote your shares in person at the meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your account representative to learn how to obtain a “legal proxy.”

Solicitation of Proxies

Proxies may be solicited by certain of aQuantive’s directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited by personal interview, mail, electronic mail or telephone. aQuantive will bear any costs relating to such solicitation of proxies. In addition, aQuantive may reimburse banks, brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding proxy materials to such beneficial owners.

PROPOSAL 1:  ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board of Directors has fixed the number of directors constituting the Board at eight. The Board is divided into three classes, with one class of directors elected to a three-year term at each annual meeting of shareholders. At the 2003 Annual Meeting, three directors will be elected to hold office until the 2006 Annual Meeting of Shareholders, or until their respective successors are elected and qualified.

The Board of Directors has proposed that the following nominees be elected at the Annual Meeting: Richard P. Fox, Fredric W. Harman and Michael B. Slade. Unless otherwise instructed, persons named in the accompanying proxy will vote for these nominees. Although aQuantive anticipates that these nominees will be available to serve as directors, should any of them not accept the nomination, or otherwise be unable to serve, the proxies will have discretionary authority to vote for a substitute nominee or nominees.

The Board of Directors recommends a vote “FOR” approval of this proposal.

Nominees for the Board of Directors for Three-Year Terms

Richard P. Fox, age 55, has served as one of our directors since February 2003. Since October 2001, Mr. Fox has been a partner with RavenFire LLC, which provides consulting services to entrepreneurs and the financial services industry. From April 2000 to September 2001, he was an officer of CyberSafe, an IT security company, serving as President and Chief Operating Officer from January 2001 to September 2001. From April 1998 to February 2000, Mr. Fox was Vice President, Chief Financial Officer at Wall Data, an international enterprise software company. Mr. Fox spent 28 years with Ernst & Young LLP, last serving as managing partner of the Seattle office. He holds a B.B.A. from Ohio University and is an inactive CPA in Washington State. He serves on the board of directors of Premera Blue Cross and Flow International Corporation.

Fredric W. Harman, age 42, has served as one of our directors since May 1999. Since 1994, Mr. Harman has managed several venture capital funds affiliated with Oak Investment Partners, a venture capital firm. From 1991 to 1994, he served as a general partner of Morgan Stanley Venture Capital. Mr. Harman holds an M.B.A. degree from the Harvard Business School and B.S. and M.S. degrees from Stanford University. Mr. Harman currently serves as a director of InterNAP Network Services Corporation, Inktomi Corporation, Primus Knowledge Solutions, Inc. and several privately held companies.

Michael B. Slade, age 45, has served as one of our directors since December 2002. Since February 2000, Mr. Slade has served as a partner with Second Avenue Partners, a venture capital and management consulting firm that he cofounded. From February 1993 to November 1998, Mr. Slade worked at Starwave Corp., an Internet and multimedia products company, serving as president and chief executive officer from February 1993 to March 1997, and chairman and chief executive officer from March 1997 to November 1998. At Starwave, Mr. Slade launched ESPN.com, ABCNews.com and the Go.com network. From November 1992 to February 1993, Mr. Slade served as vice president of special projects for Asymetrix Corporation, an enterprise productivity solutions company. From May 1991 to November 1992, Mr. Slade served as Vice President, Marketing for NeXT Computer. From December 1990 until May 1991, he served as Vice President, Marketing for Central Point Software. Mr. Slade began his career at Microsoft Corporation, a software and technology company, in 1983 and spent seven years there in a variety of product marketing roles, including director of corporate marketing in Microsoft’s systems software division. Mr. Slade holds an M.B.A. degree from Stanford University and a B.A. degree from Colorado College.

Continuing Directors Whose Terms Expire in 2004

Gregory B. Maffei, age 42, has served as one of our directors since September 1999. Since July 2002, Mr. Maffei has served as the Chief Executive Officer of 360networks Corporation, a telecommunications services provider, and, since November 2002, he has served as 360networks’ Chairman of the Board of Directors. Mr. Maffei also served as 360networks’ President from July 2002 to November 2002. From January 2000 to July 2002, Mr. Maffei served as the President and Chief Executive Officer of 360networks inc., a broadband network services provider. From July 1997 to January 2000, Mr. Maffei served as Senior Vice President and Chief Financial Officer of Microsoft Corporation. From 1993 to 1997, Mr. Maffei served in various capacities at Microsoft, including Vice President, Corporate Development and Treasurer. Mr. Maffei holds an M.B.A. degree from the Harvard Business School and an A.B. degree from Dartmouth College. He currently serves as a director of Expedia, Inc., Starbucks Corporation and 360networks Corporation.

Peter M. Neupert, age 47, has served as one of our directors since February 2000. Since July 1999, Mr. Neupert has served as Chairman of the Board of Directors of drugstore.com, inc., an online retail store and information site for health, beauty, wellness, personal care and pharmacy products, and from July 1998 to April 2001, he served as drugstore.com’s President and Chief Executive Officer. From March 1987 to July 1998, Mr. Neupert served in various capacities at Microsoft, most recently as Vice President of News and Publishing for its interactive media group. Mr. Neupert holds an M.B.A. degree from Dartmouth College and a B.A. degree from Colorado College.

Continuing Directors Whose Terms Expire in 2005

Nicolas J. Hanauer, age 43, a cofounder of aQuantive, has served as our Chairman of the Board since June 1998 and as a director since aQuantive was incorporated in February 1998. He also served as our Chief Executive Officer from June 1998 to September 1999. Since February 2000, Mr. Hanauer has served as a partner with Second Avenue Partners, which he cofounded. In addition, since 2000, Mr. Hanauer has been the Chief Strategy Officer of Pacific Coast Feather Company, a pillow and bedding manufacturing company. From 1990 to 2000, Mr. Hanauer was the Executive Vice President, Sales and Marketing, of Pacific Coast Feather Company. Mr. Hanauer holds a B.A. degree from the University of Washington. Mr. Hanauer currently serves as a director of HouseValues, Inc., Museum Quality Discount Framing, Inc. and Pacific Coast Feather Company.

Brian P. McAndrews, age 44, has served as our Chief Executive Officer and a director since September 1999, and as our President since January 2000. From July 1990 to September 1999, Mr. McAndrews worked for ABC, Inc., a broadcasting and communications company, holding executive positions at ABC Sports, ABC Entertainment and ABC Television Network; most recently he served as Executive Vice President and General Manager of ABC Sports. From 1984 to 1989, Mr. McAndrews served as a product manager for General Mills, Inc., a leading consumer products manufacturer. He holds an M.B.A. degree from Stanford University and a B.A. degree from Harvard University.

Jack Sansolo, Ph.D., age 59, has served as one of our directors since March 2002. Since January 2001, Dr. Sansolo has provided services through Point A Consulting, a marketing, communications and advertising agency which he founded and previously operated from March 1993 to August 1996. From September 1996 to January 2001, Dr. Sansolo served as Executive Vice President, Global Brand Direction, for Eddie Bauer, Inc., a retailer of apparel and home furnishings. Dr. Sansolo holds a Ph.D. degree from Harvard University and an A.B. degree from Hunter College. He currently serves as a director of one privately owned company and one nonprofit company.

Information on Committees of the Board of Directors and Meetings

During the last fiscal year, there were nine meetings of the Board of Directors. All incumbent directors attended at least 75% of the Board meetings and the meetings of the committees on which they serve, with the exception of Peter M. Neupert.

The Board of Directors has a compensation committee, an audit committee and a nominating and corporate governance committee.

Compensation committee.    The compensation committee’s duties include establishing and reviewing the compensation of our officers who report to the Chief Executive Officer, reviewing and making recommendations to the Board of Directors regarding the compensation of our Chief Executive Officer, considering compensation plans for our executive officers, and carrying out other duties under our stock incentive compensation plans and other plans approved by us as may be assigned to the committee by the Board. The current members of the compensation committee are Richard P. Fox, Peter M. Neupert and Michael B. Slade. The compensation committee met three times during the last fiscal year.

Audit committee.    The audit committee assists the Board of Directors in fulfilling its oversight responsibilities by:

•	reviewing the financial information to be provided to our shareholders and others;

•	reviewing the systems of internal controls that our management and the Board of Directors have established;

•	reviewing aQuantive’s audit process; and

•	reviewing, evaluating and, where appropriate, replacing our independent accountants.

The audit committee is governed by an audit committee charter. Each member of the audit committee must meet certain independence and financial literacy requirements. The current members of the audit committee are Richard P. Fox, Fredric W. Harman and Gregory B. Maffei. The audit committee met six times during the last fiscal year.

Nominating and corporate governance committee.    The nominating and corporate governance committee assists the Board of Directors by, among other things:

•	approving nominations and recommending to the Board candidates for all directorships to be filled by the shareholders or the Board;

•	approving nominations and recommending to the Board directors to fill seats on committees of the Board and directors to be designated as chairpersons of such committees;

•	recommending removal of directors, subject to compliance with our Articles of Incorporation and Bylaws, as such are amended from time to time, and applicable law, when such removal is warranted prior to the expiration of their terms of office;

•	developing Board membership criteria;

•	determining at least annually and reporting to the Board on the independence of directors and the eligibility of directors for Board committees pursuant to Nasdaq rules and rules of the Securities and Exchange Commission (the “Commission”); and

•	periodically reviewing compensation for Board and Board committee service.

The current members of the nominating and corporate governance committee are Fredric W. Harman, Gregory B. Maffei and Jack Sansolo. The committee met two times during the last fiscal year.

Shareholders may recommend Board nominees to the nominating and corporate governance committee by contacting the Secretary of aQuantive at our executive offices. The nominating and corporate governance committee is not, however, obligated to recommend such nominees to the Board. Shareholders who wish to nominate candidates for election to the Board at the Annual Meeting of Shareholders must follow procedures set forth in our Bylaws and the Commission’s proxy rules. See “Shareholder Proposals for 2004 Annual Meeting” on page 19.

Compensation of Directors

We reimburse our nonemployee directors for reasonable expenses they incur in attending meetings of the Board of Directors and its committees. Also, in fiscal year 2002, Jack Sansolo received $20,000 for consulting services in connection with his service on our Board of Advisors. In addition, in fiscal year 2002, each nonemployee director, with the exception of Dr. Sansolo and Michael B. Slade, received a nonqualified stock option to purchase 15,000 shares of our common stock pursuant to our stock option grant program for nonemployee directors. Dr. Sansolo received a nonqualified stock option to purchase 50,000 shares of our common stock pursuant to this program in fiscal year 2002. The program is administered under our 1999 stock incentive compensation plan. Under the program as originally established, each nonemployee director automatically receives a nonqualified stock option to purchase 50,000 shares of common stock upon initial election or appointment to the Board. One-third of this option vests on each of the first, second and third anniversaries of the grant date. Also, each nonemployee director who continues to serve on the Board receives an additional option to purchase 15,000 shares of common stock upon re-election or reappointment to the Board, which option fully vests on the first anniversary of the grant date. The exercise price for all options granted under the program is the fair market value of the common stock on the grant date. Options have a ten-year term, except that options expire three months after a nonemployee director ceases service as a director, unless cessation is due to death, in which case the options expire one year after the date of death. Effective January 1, 2003, the Board amended the stock option grant program to reduce the size of the option grants upon initial election or appointment to the Board from 50,000 shares to 25,000 shares, and to reduce the size of the annual option grants from 15,000 shares to 10,000 shares. The Board also amended the program effective March 26, 2003 to extend the period that options granted under the program after March 26, 2003 may be exercised after a nonemployee director ceases service as a director for reasons other than death from three months to one year. In addition, effective January 1, 2003, the Board approved annual cash compensation of $12,500 for each nonemployee director, plus $1,000 for each Board or committee meeting attended (provided that if more than one meeting is held in a single day, only one $1,000 payment would be made for that particular day).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 26, 2003, certain information regarding the beneficial ownership of our common stock by:

•	each person known by aQuantive to beneficially own 5% or more of our common stock;

•	each director of aQuantive;

•	each executive officer of aQuantive for whom compensation information is given in the Summary Compensation Table in this Proxy Statement; and

•	all directors and executive officers of aQuantive as a group.

Beneficial Owner	Outstanding Shares of Common Stock Beneficially Owned(1)	Percent of Class
Entities affiliated with Oak Investment Partners (2) 525 University Avenue, Suite 1300 Palo Alto, CA 94301	8,154,117	13.9%
Coghill Capital Management, L.L.C. (3) One North Wacker Drive, Suite 4725 Chicago, IL 60606	4,607,944	7.9%
Nicolas J. Hanauer (4) 1000 Second Ave., Suite 1200 Seattle, WA 98104	6,520,651	11.1%
Fredric W. Harman (5) 525 University Avenue, Suite 1300 Palo Alto, CA 94301	8,154,117	13.9%
Richard P. Fox	—	*
Gregory B. Maffei (6)	303,334	*
Brian P. McAndrews (7)	2,619,531	4.5%
Peter M. Neupert (8)	128,334	*
Jack Sansolo (9)	27,667	*
Michael B. Slade	5,750	*
Clark M. Kokich (10)	292,102	*
Jeffrey J. Miller (11)	271,165	*
Michael Vernon (12)	401,999	*
James A. Warner (13)	798,000	1.3%
All directors and executive officers as a group (16 persons) (14)	21,161,851	33.5%

*	Less than 1% of the outstanding shares of common stock.

(1)	Beneficial ownership is determined in accordance with rules of the Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)

The information provided relating to entities affiliated with Oak Investment Partners is based in part on a Schedule 13G filed with the Commission on February 7, 2003. Of the 8,154,117 shares of common stock beneficially owned by entities affiliated with Oak Investment Partners as of December 31, 2002 (which number includes 45,000 shares subject to options granted to Fredric W. Harman, a director of aQuantive, that are exercisable within 60 days of March 26, 2003): Oak Investment Partners VIII, Limited Partnership beneficially owns 7,999,188 shares and has sole voting and dispositive power over these shares; Oak Associates VIII, LLC beneficially owns 7,999,188 shares and has shared voting and dispositive power over these shares; Oak VIII Affiliates Fund, Limited Partnership beneficially owns 154,929 shares and has sole voting and dispositive power over these shares; Oak VIII Affiliates, LLC beneficially owns 154,929 shares and has shared voting and dispositive power over these shares; Oak Management Corporation beneficially owns 8,154,117 shares and has shared voting and dispositive power over these shares; and each of Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont, all of whom are managing members of Oak Associates VIII, LLC, the general partner of Oak Investment Partners VIII, Limited Partnership, and all of whom are managing members of Oak VIII Affiliates, LLC, the general partner of Oak VIII Affiliates Fund, Limited Partnership, beneficially owns 8,154,117 shares and has shared voting and dispositive power over these shares. Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont disclaim beneficial ownership of the securities held by such partnerships in which these persons do not have a pecuniary interest.

(3)	The information provided relating to entities affiliated with Coghill Capital Management, L.L.C. is based in part on a Schedule 13G filed with the Commission on February 4, 2003. Of the 4,607,944 shares of common stock beneficially owned by entities affiliated with Coghill Capital Management, L.L.C. as of January 27, 2003: CCM Master Fund, Ltd. beneficially owns 4,607,944 shares and has shared voting and dispositive power over these shares; Coghill Capital Management, L.L.C., an entity which serves as the investment manager of CCM Master Fund, Ltd., beneficially owns 4,607,944 shares and has shared voting and dispositive power over these shares; and Clint D. Coghill, the managing member of Coghill Capital Management, L.L.C., beneficially owns 4,607,944 shares and has shared voting and dispositive power over these shares.

(4)	Includes 30,000 shares subject to options exercisable within 60 days of March 26, 2003.

(5)	Includes 8,154,117 shares of common stock held by entities affiliated with Oak Investment Partners (which number includes 45,000 shares subject to options granted to Mr. Harman that are exercisable within 60 days of March 26, 2003). Mr. Harman, a director of aQuantive, is a managing member of Oak Associates VIII, LLC, the general partner of Oak Investment Partners VIII, Limited Partnership, and a managing member of Oak VIII Affiliates, LLC, the general partner of Oak VIII Affiliates Fund, Limited Partnership, and shares voting and dispositive power over these shares with entities affiliated with Oak Investment Partners. Mr. Harman disclaims beneficial ownership of shares held by entities affiliated with Oak Investment Partners in which he does not have a pecuniary interest.

(6)	Includes 78,334 shares subject to options exercisable within 60 days of March 26, 2003 and 5,000 shares subject to repurchase by aQuantive at the original exercise price paid for such shares in the event of termination of services of Mr. Maffei, which right lapses over time in accordance with a vesting schedule.

(7)	Includes 18,750 shares held by the Lauren E. McAndrews Trust of 1999, 18,750 shares held by the Kyle S. McAndrews Trust of 1999 and 2,039,783 shares subject to options exercisable within 60 days of March 26, 2003, of which 253,200 shares are subject to repurchase by aQuantive at the original exercise price paid for such shares in the event Mr. McAndrews resigns from his position as Chief Executive Officer and President, which right lapses over time in accordance with vesting schedules. Mr. McAndrews disclaims beneficial ownership of the shares held by the Lauren E. McAndrews Trust of 1999 and the Kyle S. McAndrews Trust of 1999.

(8)	Represents shares subject to options exercisable within 60 days of March 26, 2003.

(9)	Includes 26,667 shares subject to options exercisable within 60 days of March 26, 2003.

(10)	Includes 237,385 shares subject to options exercisable within 60 days of March 26, 2003.

(11)	Includes 10,000 shares subject to repurchase by aQuantive at the original exercise price paid for such shares in the event of termination of services of Mr. Miller, which right lapses over time in accordance with a vesting schedule, and 91,165 shares subject to options exercisable within 60 days of March 26, 2003, of which 2,000 shares are subject to repurchase by aQuantive at the original exercise price in the event of termination of services of Mr. Miller, which right lapses over time in accordance with a vesting schedule.

(12)	Includes 379,999 shares subject to options exercisable within 60 days of March 26, 2003.

(13)	Includes 697,500 shares subject to options exercisable within 60 days of March 26, 2003, of which 90,000 shares are subject to repurchase by aQuantive at the original exercise price in the event of termination of services of Mr. Warner, which right lapses over time in accordance with a vesting schedule.

(14)	Includes 15,000 shares subject to repurchase by aQuantive at the original exercise price paid for such shares in the event of termination of services of the holder, which right lapses over time in accordance with a vesting schedule, and 4,510,554 shares subject to options exercisable within 60 days of March 26, 2003, of which 406,201 shares are subject to repurchase by aQuantive at the original exercise prices in the event of termination of services of the holders, which rights lapse over time in accordance with vesting schedules.

EXECUTIVE OFFICERS

The following persons are executive officers of aQuantive as of May 2, 2003, and will serve in the capacities noted until the election and qualification of their successors. Each officer named below was re-elected at the Board meeting held on March 26, 2003.

Name	Age	Positions and Offices With aQuantive	Officer Since
Brian P. McAndrews	44	Chief Executive Officer and President	1999
Bradley Aronson	31	President, i-FRONTIER	2002
Michael T. Galgon	35	Chief Strategy Officer	1998
Ona M. Karasa	43	Senior Vice President, Development and Product Services and Chief Technology Officer	2002
Clark M. Kokich	51	President, Avenue A	1999
Jeffrey J. Miller	55	Senior Vice President, Legal and Privacy Affairs and Corporate Secretary	1999
Thomas M. Sperry	51	President, Atlas DMT	1999
Michael Vernon	56	Chief Financial Officer	2000
James A. Warner	50	President, Avenue A/NYC	2000

For a biographical summary of Mr. McAndrews, see “PROPOSAL 1: ELECTION OF DIRECTORS.”

Bradley Aronson founded i-FRONTIER in February 1996, and currently serves as its President. Prior to 1996, Mr. Aronson worked as a marketing manager for CTD News, a publishing company, and co-authored one of the earliest books on interactive marketing, Advertising On The Internet. Mr. Aronson holds a B.A. degree from Haverford College.

Michael T. Galgon, a cofounder of aQuantive, has served as our Chief Strategy Officer since January 2000. From October 1999 to January 2000, he served as our Senior Vice President, Marketing and Business Development. From October 1998 to October 1999, he served as our President, and from October 1997 to October 1998, he served as our General Manager. From October 1995 to October 1997, Mr. Galgon attended the Harvard Business School. From October 1994 to October 1995, he served as a full-time volunteer with Volunteers In Service To America. From 1990 to 1994, Mr. Galgon served as an officer in the U.S. Navy. Mr. Galgon holds an M.B.A. degree from the Harvard Business School and a B.A. degree from Duke University.

Ona M. Karasa has served as Senior Vice President, Development and Product Services and Chief Technology Officer since September 2002. From November 2001 to August 2002, Ms. Karasa served as executive vice president and general manager of MSNBC.com, an online news and entertainment company. From January 2001 to October 2001, she served as vice president of development and design of MSNBC.com. From February 1999 to January 2001, Ms. Karasa owned and operated Karasa Management Consulting. From June 1998 to February 1999, Ms. Karasa served as Vice President of Product Development for Clarus Corporation, a supply-chain software company, and from April 1996 to December 1997 she served as Vice President of Product Development at Atrieva, an Internet back-up software and service provider. She holds an M.A. from Bastyr University and a B.A. from Smith College.

Clark M. Kokich has served as our President, Avenue A since May 2001. From October 2000 to May 2001, Mr. Kokich served as our President, Digital Marketing Solutions, Seattle. From January 2000 to October 2000, he served as our Senior Vice President, Diversified Services, and from July 1999 to January 2000 as our Vice President, General Manager, Growth Markets Division. From April 1996 to October 1998, Mr. Kokich served as President and Chief Executive Officer of Calla Bay, Inc., an apparel retailer. From January 1992 to April 1996, he served as the Director, Sales & Marketing for AT&T Wireless Services, a wireless telecommunications provider. Mr. Kokich holds a B.S. degree from the University of Oregon.

Jeffrey J. Miller, Ph.D., has served as our Senior Vice President, Legal and Privacy Affairs since December 2000 and Corporate Secretary since September 2000. From July 1999 to December 2000, he served as our Vice President of Corporate Development and Legal Affairs. From November 1997 to June 1999, Dr. Miller served as the President and Chief Executive Officer of Reprogen, Inc., a functional genomics company. From October 1996 to October 1997, he served as Senior Vice President of Corporate Development for Ostex International Inc., a medical diagnostic company. From April 1987 to September 1996, Dr. Miller served in various capacities at NeoRx Corporation, a cancer research company, including Senior Vice President, Business Development and Legal Affairs, Secretary and General Counsel. From 1985 to April 1987, he was a partner in the Seattle law firm of Seed and Berry. Dr. Miller holds a Ph.D. degree in biology from the University of California at Santa Cruz, a J.D. degree from Loyola University of Los Angeles and a B.A. degree from the University of California at Los Angeles.

Thomas M. Sperry has served as our President, Atlas DMT since May 2001. From October 2000 to May 2001, Mr. Sperry served as our President, Digital Marketing Technologies and from October 1999 to October 2000, as our Vice President and General Manager, Client Services. From January 1999 to October 1999, Mr. Sperry served as Managing Partner of Bozell Worldwide, Inc., a marketing communications agency. From April 1994 to December 1998, Mr. Sperry was a co-owner and president of CF2GS Inc., a marketing communications agency that was acquired by Bozell Worldwide, Inc. in January 1999. Mr. Sperry holds M.A. and B.A. degrees from the University of San Francisco.

Michael Vernon has served as our Chief Financial Officer since September 2000. From August 1999 to September 2000, Mr. Vernon worked as a consultant. From August 1998 to August 1999, Mr. Vernon served as Chief Operating Officer of Park Plaza International, an international hotel chain and privately owned corporation. From August 1995 to February 1997, Mr. Vernon served as Chief Financial Officer of Red Lion Hotels, a national hotel chain. Mr. Vernon holds an M.B.A. degree and a B.S. degree from Stanford University.

James A. Warner has served as President, Avenue A/NYCsince January 2000. From September 1998 to December 1999, Mr. Warner served as President of Third Floor Enterprises, a consulting firm that provided services to online and traditional media companies. From February 1998 to September 1998, Mr. Warner served as President of the Magazine Division of Primedia, Inc., a diversified media company. From February 1995 to September 1997, he served as President of the CBS Television Network, a division of CBS, Inc., a broadcasting and communications company. Mr. Warner holds an M.B.A. degree from the Harvard Business School and a B.A. degree from Yale University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for the years indicated for the Chief Executive Officer of aQuantive and the four next most highly compensated executive officers based on salary for the fiscal year ended December 31, 2002.

	Year	Annual Compensation	Long-Term Compensation Awards	All Other Compensation
			Securities Underlying Options
Name and Principal Position		Salary
Brian P. McAndrews Chief Executive Officer and President	2002 2001 2000	$320,850 320,850 304,997	— 782,000 357,000	$450,440 528 63,434	(1)

Clark M. Kokich President, Avenue A	2002 2001	240,950 213,423	— 366,667	39,838 528	(2)

Jeffrey J. Miller Senior Vice President, Legal and Privacy Affairs and Corporate Secretary	2002 2001 2000	224,973 225,573 203,975	— 205,000 7,500	32,936 528 528	(3)

Michael Vernon Chief Financial Officer	2002 2001	228,413 228,413	— 450,000	774 528	(4)

James A. Warner President, Avenue A/NYC	2002 2001 2000	263,400 263,400 238,782	— 450,000 450,000	270 528 484	(4)

(1)	Represents loan forgiveness and related gross-up payments of $450,260 and payment of $180 in life insurance premiums. Please see “Certain Transactions.”

(2)	Represents loan forgiveness and related gross-up payments of $39,424 and payment of $414 in life insurance premiums.

(3)	Represents loan forgiveness and related gross-up payments of $32,162 and payment of $774 in life insurance premiums.

(4)	Represents payment of life insurance premiums.

Option Grants in Fiscal Year 2002

During the fiscal year ended December 31, 2002, no options were granted to the Chief Executive Officer of aQuantive or the four other officers for whom compensation information is reported in this Proxy Statement.

Option Exercises in Fiscal Year 2002 and Year-End Option Values

The following table sets forth certain information as of December 31, 2002 regarding options held by the Chief Executive Officer of aQuantive and the four other officers for whom compensation is reported in this Proxy Statement.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-Money Options at Fiscal Year-End(1)
Name	Exercisable(2)	Unexercisable	Exercisable	Unexercisable
Brian P. McAndrews	1,947,917	502,400	$2,751,245	$639,888
Clark M. Kokich	202,941	255,556	$284,111	$383,879
Jeffrey J. Miller	70,833	141,667	$100,066	$214,734
Michael Vernon	326,666	423,334	$277,132	$439,368
James A. Warner	647,500	240,000	$355,800	$375,450

(1)	Amounts equal the closing price of the common stock as reported on the Nasdaq National Market on December 31, 2002 ($2.900 per share), less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

(2)	Shares purchased or purchasable upon exercise of options may be subject to repurchase by aQuantive at the original exercise price per share in the event of the optionee’s termination of services prior to the vesting of such shares according to a vesting schedule. In this context, “vesting” means that the shares subject to, or issued upon exercise of, options are no longer subject to repurchase by aQuantive.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or Board of Directors.

As discussed below in “Certain Transactions,” on October 8, 1999, aQuantive loaned $676,000 to Brian P. McAndrews, our Chief Executive Officer and President and one of our directors, pursuant to a promissory note in connection with the purchase of shares of common stock and the exercise of stock options by Mr. McAndrews. The loan bears interest at a rate equal to the greater of (1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the note and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory note is payable on demand by aQuantive. The maximum aggregate principal amount outstanding under the loan in fiscal year 2002 was $450,667. In July 2001, the promissory note was amended to provide that one third of the principal balance outstanding on January 1, 2002 and all accrued interest as of such date would be forgiven on such date if Mr. McAndrews continued to be employed by aQuantive as of that date, one half of the principal balance outstanding on January 1, 2003 and all accrued interest as of such date would be forgiven on such date if Mr. McAndrews continued to be employed by aQuantive as of that date, and any remaining principal amount and accrued interest would be forgiven on January 1, 2004 if Mr. McAndrews continues to be employed by aQuantive as of that date. The amendment also provided that aQuantive would provide Mr. McAndrews with the amounts of federal income tax owed, on a “grossed up” basis, with respect to amounts forgiven. The outstanding balance on the loan as of March 26, 2003 was $187,778.

REPORT ON EXECUTIVE COMPENSATION

Composition of the Compensation Committee

During fiscal year 2002, our compensation committee consisted of Jason Green, Fredric W. Harman and Peter M. Neupert from January 1 to May 29. From May 29, 2002 to March 26, 2003, our compensation committee consisted of Fredric W. Harman and Peter M. Neupert. Since March 26, 2003, our compensation committee has consisted of Richard P. Fox, Peter M. Neupert and Michael B. Slade. During fiscal year 2002, our Board of Directors approved an option grant to one of our executive officers. As a consequence, this report is made jointly by the compensation committee and the Board of Directors.

Compensation Philosophy

aQuantive offers compensation packages designed to attract and retain outstanding employees, to encourage and reward the achievement of corporate goals and to align employee financial interests with long-term shareholder value. Our compensation policy is to offer a package including a competitive salary, competitive benefits and, on a discretionary basis from time to time, incentive bonuses based on individual or corporate achievements. aQuantive also encourages broad-based employee ownership of aQuantive’s common stock through employee stock purchase and stock option programs in which most employees are eligible to participate. Our compensation policy for executive officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals. Executive officers receive total compensation packages in line with their responsibilities and expertise.

Cash-Based Compensation

The compensation committee reviews and generally establishes annually the salaries of each of the executive officers reporting directly to the Chief Executive Officer, with reference to the executive’s contribution to company performance, level of responsibility, experience and breadth of knowledge. Pursuant to aQuantive’s bonus plan for executive officers, each such executive officer is eligible to receive a cash bonus at the discretion of the compensation committee based on achievement of satisfactory financial results for aQuantive.

Stock-Based Compensation

aQuantive seeks to align the long-term interests of its executive officers with those of its shareholders. As a result, each executive officer receives a significant stock option grant when he or she joins aQuantive or is promoted to an executive officer position. Grant sizes are determined based on various subjective factors primarily relating to the responsibilities of the individual officers, their anticipated contributions to aQuantive’s success and prior option grants. In addition, the compensation committee has periodically granted and intends to continue to grant additional stock options to executive officers from time to time based on their responsibilities, performance and contributions during the preceding year, prior option grants and the need to retain such executives. All options have an exercise price equal to the fair market value of aQuantive’s stock on the dates of grant. No options were granted to executive officers in 2002 other than an initial option grant to Ona M. Karasa, who was recently hired as aQuantive’s Senior Vice President, Development and Product Services and Chief Technology Officer.

Ongoing Review

The compensation committee evaluates aQuantive’s compensation policies on an ongoing basis to determine whether they enable aQuantive to attract, retain and motivate key personnel. To meet these objectives, the compensation committee may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers reporting to the Chief Executive Officer.

Chief Executive Officer Compensation

The compensation committee reviews at least annually the compensation of the Chief Executive Officer and makes recommendations regarding the Chief Executive Officer’s compensation to the Board of Directors for approval by the members of the Board (other than Mr. McAndrews). In making its recommendations regarding the compensation of the Chief Executive Officer, the compensation committee uses the same policies and goals that are used in determining compensation for other executive officers. The Board of Directors did not implement a merit increase in Mr. McAndrews’ base compensation for 2002.

Policy Regarding Section 162(m) of the Internal Revenue Code

aQuantive is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain compensation payments in excess of $1 million to each of our Chief Executive Officer and the four other most highly compensated executive officers. The compensation committee does not expect cash compensation in 2003 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. Section 162(m) also provides for certain exemptions to the limitations on deductibility, including compensation that is “performance-based” within the meaning of Section 162(m).

Compensation Committee	Board of Directors
Fredric W. Harman	Nicolas J. Hanauer
Peter M. Neupert	Fredric W. Harman
Gregory B. Maffei
Brian P. McAndrews
Peter M. Neupert
Jack Sansolo

REPORT BY THE AUDIT COMMITTEE

The members of the audit committee of the Board of Directors are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Marketplace Rules. The audit committee has reviewed and discussed the audited financial statements for fiscal year 2002 with aQuantive’s management. In addition, the audit committee has discussed with aQuantive’s independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or supplemented). The audit committee also has received the written disclosures and the letter from aQuantive’s independent accountants required by the Independence Standards Board Standard No. 1 (as modified or supplemented) and has discussed with the independent accountants the independent accountants’ independence. Based on the review and discussions referenced above, the audit committee recommended to aQuantive’s Board of Directors that the audited financial statements for fiscal year 2002 be included in aQuantive’s Annual Report on Form 10-K for fiscal year 2002.

Audit Committee
Richard P. Fox
Fredric W. Harman
Gregory B. Maffei

PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on our common stock with the cumulative total shareholder return of The Nasdaq Stock Market (U.S. Companies) Index and the Peer Group, which consists of Digital Impact, Inc., DoubleClick Inc., Engage Technologies, Inc. and 24/7 Media, Inc. The stocks of each company in the Peer Group are quoted on The Nasdaq National Market and the returns of each company in the Peer Group are weighted based on the market capitalizations of such companies. Note that the stock price performance shown for aQuantive is historical and not necessarily indicative of future price performance.

COMPARISON OF 34-MONTH CUMULATIVE TOTAL RETURN*

AMONG AQUANTIVE, THE NASDAQ STOCK MARKET (U.S. COMPANIES)

INDEX AND A PEER GROUP

	02/29/00	12/31/00	12/31/01	12/31/02
aQuantive	$100	$2.52	$2.35	$4.03
The Nasdaq Stock Market (U.S. Companies) Index	$100	$62.49	$49.56	$28.81
Peer Group	$100	$6.71	$7.22	$3.70

*	Assumes $100 invested at the close of trading on February 29, 2000 in aQuantive’s common stock, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, and assumes reinvestment of dividends, if any.

CERTAIN TRANSACTIONS

On October 8, 1999, aQuantive loaned $29,013 to Michael T. Galgon, our Chief Strategy Officer, pursuant to a promissory note in connection with the purchase of shares of common stock and the exercise of stock options. This loan bears interest at a rate equal to the greater of (1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the note and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory note is payable on demand by aQuantive. The maximum aggregate principal amount outstanding under this loan in fiscal year 2002 was $19,342. In July 2001, the promissory note was amended to provide that one third of the principal balance outstanding on January 1, 2002 and all accrued interest as of such date would be forgiven on such date if Mr. Galgon continued to be employed by aQuantive as of that date, one half of the principal balance outstanding on January 1, 2003 and all accrued interest as of such date would be forgiven on such date if Mr. Galgon continued to be employed by aQuantive as of that date, and any remaining principal amount and accrued interest would be forgiven on January 1, 2004 if Mr. Galgon continues to be employed by aQuantive as of that date. The amendment also provided that aQuantive would provide Mr. Galgon with the amounts of federal income tax owed, on a “grossed up” basis, with respect to amounts forgiven. The outstanding balance on this loan as of March 26, 2002 was $17,730. In addition, on October 27, 2000, aQuantive loaned $408,703 to Mr. Galgon, which loan was secured by a pledge of 750,000 shares of aQuantive common stock. The loan bore interest at a rate of 9% per year with interest and principal due upon maturity. The loan provided for maturity on the earlier of October 26, 2002 or the termination of Mr. Galgon’s employment with aQuantive. The maximum aggregate amount outstanding under this loan in fiscal year 2002 was $217,400. Mr. Galgon paid all remaining principal and interest due under this loan in June 2002.

On October 8, 1999, aQuantive loaned $676,000 to Brian P. McAndrews, our Chief Executive Officer and President and one of our directors, pursuant to a promissory note in connection with the purchase of shares of common stock and the exercise of stock options by Mr. McAndrews. The loan bears interest at a rate equal to the greater of (1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the note and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory note is payable on demand by aQuantive. The maximum aggregate principal amount outstanding under the loan in fiscal year 2002 was $450,667. In July 2001, the promissory note was amended to provide that one third of the principal balance outstanding on January 1, 2002 and all accrued interest as of such date would be forgiven on such date if Mr. McAndrews continued to be employed by aQuantive as of that date, one half of the principal balance outstanding on January 1, 2003 and all accrued interest as of such date would be forgiven on such date if Mr. McAndrews continued to be employed by aQuantive as of that date, and any remaining principal amount and accrued interest would be forgiven on January 1, 2004 if Mr. McAndrews continues to be employed by aQuantive as of that date. The amendment also provided that aQuantive would provide Mr. McAndrews with the amounts of federal income tax owed, on a “grossed up” basis, with respect to amounts forgiven. The outstanding balance on the loan as of March 26, 2003 was $187,778.

Two family members of Bradley Aronson, the President of i-FRONTIER, are employed by i-FRONTIER. His wife, Mia Aronson, is Operations Manager for i-FRONTIER. Her current annual salary is $69,200. His brother, Robert Aronson, is Director of Search Engine Optimization for i-FRONTIER. His current annual salary is $85,000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE-OF-CONTROL ARRANGEMENTS

McAndrews Employment Agreement.    On January 20, 2000, Brian P. McAndrews and aQuantive entered into an employment agreement pursuant to which Mr. McAndrews serves as Chief Executive Officer of aQuantive. Pursuant to the terms of the agreement, Mr. McAndrews must receive an annual salary of at least $300,000. Also pursuant to the agreement, in connection with his initial employment Mr. McAndrews received an option to purchase 1,845,000 shares of aQuantive common stock at a price per share of $1.26667, subject to vesting over a period of four years from Mr. McAndrews’ employment commencement date and in accordance with the terms of aQuantive’s 1998 stock incentive compensation plan. Pursuant to the agreement, upon completion of aQuantive’s initial public offering, Mr. McAndrews received an option to purchase 264,000 shares of aQuantive common stock at a price per share equal to the initial public offering price, also subject to vesting over a period of four years from Mr. McAndrews’ employment commencement date and in accordance with the terms of aQuantive’s 1998 stock incentive compensation plan. Either aQuantive or Mr. McAndrews may terminate the agreement at any time, and the agreement is automatically terminated upon the death or total disability of Mr. McAndrews. Upon termination for any reason, Mr. McAndrews is entitled to any accrued and unpaid annual base salary and bonus. If Mr. McAndrews is terminated without cause or if he terminates his employment for “good reason,” he is entitled to a severance package consisting of 12 months’ base salary and acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). If Mr. McAndrews is terminated for cause or if he voluntarily terminates his employment without “good reason,” he is entitled to a severance package equal to three months’ base salary. If Mr. McAndrews is terminated by a successor corporation to aQuantive within one year of a change of control, he is entitled to a severance package consisting of 12 months’ base salary and full acceleration of any unvested stock options or unvested shares obtained upon exercise of stock options. Upon a change of control, 50% of Mr. McAndrews’ unvested stock options and unvested shares obtained upon exercise of stock options immediately vest. Pursuant to the terms of the agreement, Mr. McAndrews is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of aQuantive.

Warner Employment Agreement.    James A. Warner, President, Avenue A/NYC, a wholly owned subsidiary of aQuantive, entered into an employment agreement with aQuantive on January 18, 2000. Pursuant to the terms of the agreement, Mr. Warner must receive an annual salary of at least $250,000. Also pursuant to the agreement, in connection with his initial employment, Mr. Warner received an option to purchase 300,000 shares of aQuantive common stock at a price per share of $8.00, subject to vesting over a period of four years and in accordance with the terms of aQuantive’s 1998 stock incentive compensation plan. Either aQuantive or Mr. Warner may terminate the agreement at any time and the agreement is automatically terminated upon the death or total disability of Mr. Warner. Upon termination for any reason, Mr. Warner is entitled to any unpaid annual base salary. If Mr. Warner is terminated without cause or if he terminates his employment for “good reason,” he is entitled to a severance package consisting of 12 months’ base salary and is entitled to acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). Upon a change of control, a portion of Mr. Warner’s unvested stock options and unvested shares obtained upon exercise of stock options equal to the portion that would vest during the one-year period immediately after the date of the change of control will automatically vest. Pursuant to the terms of the employment agreement, Mr. Warner is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of aQuantive.

Miller Employment Agreement.    Jeffrey J. Miller entered into an employment agreement with aQuantive on June 21, 2000. Either aQuantive or Mr. Miller may terminate the agreement at any time, and the agreement is automatically terminated upon the death or total disability of Mr. Miller. Upon termination for any reason, Mr. Miller is entitled to any unpaid annual base salary. If Mr. Miller is terminated without cause, he is entitled to a severance package consisting of 12 months’ base salary and is entitled to acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the one-year period immediately f\ollowing the termination date (assuming no termination had occurred). If Mr. Miller terminates his employment for “good reason,” he is entitled to a severance package consisting of 12 months’ base salary. Pursuant to the terms of the employment agreement, Mr. Miller is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of aQuantive.

Vernon Employment Agreement.    Michael Vernon entered into an employment agreement with aQuantive on September 27, 2000, pursuant to which Mr. Vernon serves as Chief Financial Officer of aQuantive. Pursuant to the terms of the agreement, Mr. Vernon receives an annual salary of $225,000. Also pursuant to the agreement, Mr. Vernon received an option to purchase 300,000 shares of aQuantive common stock at a price per share of $5.25, subject to vesting over a period of four years and in accordance with the terms of aQuantive’s 2000 stock incentive compensation plan. Either aQuantive, a successor corporation to aQuantive or Mr. Vernon may terminate the agreement at any time, and the agreement is automatically terminated upon the death or total disability of Mr. Vernon. Upon termination by aQuantive or a successor corporation for any reason, Mr. Vernon is entitled to any unpaid annual base salary. If Mr. Vernon is terminated by a successor corporation without cause, or if he terminates his employment for “good reason,” he is entitled to a severance package consisting of 12 months’ base salary. If Mr. Vernon terminates his employment with a successor corporation for any other reason, he is entitled to any unpaid annual base salary. If the agreement terminates due to Mr. Vernon’s death or total disability, he or his estate is entitled to any unpaid annual base salary. Pursuant to the terms of the employment agreement, Mr. Vernon is also subject to a confidentiality, inventions assignment, non-competition and non-solicitation agreement in favor of aQuantive.

Change–of-Control Provisions Under the Restated 1999 Stock Incentive Compensation Plan.    Unless individual agreements provide otherwise, if a corporate transaction, such as a merger or sale of aQuantive or a sale of all or substantially all of aQuantive’s securities or assets (other than a transfer to a majority-owned subsidiary), occurs, each outstanding option under the restated 1999 stock incentive compensation plan will be assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation; provided, however, that if the successor corporation refuses to assume, continue or replace outstanding options, each outstanding option will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction. Any option held by an executive officer who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is assumed, continued or replaced with a comparable award in the corporate transaction, other than in specified related-party transactions, will accelerate if the officer’s employment or services are terminated by the successor corporation without cause or by the officer for good reason within two years after the corporate transaction.

Change-of-Control Provisions Under the 1999 Employee Stock Purchase Plan.    In the event of a merger, consolidation or acquisition by another corporation of all or substantially all of aQuantive’s securities or assets (other than a transfer to a majority-owned subsidiary), each outstanding option under the 1999 employee stock purchase plan will be assumed or an equivalent option substituted by the successor corporation; provided, however, that if the successor corporation refuses to assume or substitute the option, the offering period during which a participant may purchase stock will be shortened to a specified date before the proposed transaction. Similarly, in the event of aQuantive’s proposed liquidation or dissolution, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the proposed event.

Change-of-Control Provisions Under the 1998 Stock Incentive Compensation Plan and the 2000 Stock Incentive Compensation Plan.    Unless individual agreements provide otherwise, if a corporate transaction specified in the 1998 stock incentive compensation plan or the 2000 stock incentive compensation plan, such as a merger or sale of aQuantive or a sale of all or substantially all of aQuantive’s securities or assets (other than a transfer to a majority-owned subsidiary), occurs, each outstanding option under the applicable plan will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless the option is assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation. If option vesting is accelerated, any rights of repurchase held by aQuantive applicable to the stock issued upon exercise of any unvested options will lapse. Any option or stock award held by an executive officer who is subject to Section 16 of the Exchange Act that is assumed, continued or replaced with a comparable award in the corporate transaction, other than in specified related-party transactions, will accelerate if the officer’s employment or services are terminated by the successor corporation without cause or by the officer voluntarily and for good reason within two years after the corporate transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the officers, directors and persons who own more than 10% of a registered class of equity securities of aQuantive to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% beneficial owners are required by Commission regulations to furnish aQuantive with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that during 2002 all filing requirements mandated by Section 16(a) applicable to our officers, directors and greater-than-10% beneficial owners were complied with by such persons.

INDEPENDENT PUBLIC ACCOUNTANTS

On February 27, 2002, the Board of Directors selected Arthur Andersen LLP, certified public accountants, to act as our independent accountants for the fiscal year ended December 31, 2002. As of May 29, 2002, the Board dismissed Arthur Andersen LLP. The decision to change our independent accountants was recommended and approved by our audit committee and approved by our Board of Directors. The principal accountants’ report on the financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the past two fiscal years, we had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. In addition, during the past two fiscal years, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 29, 2002, we engaged KPMG LLP, certified public accountants, as our independent accountants to audit our financial statements for the fiscal year ended December 31, 2002. From January 1, 2001 to May 29, 2002, we did not consult with KPMG LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that KPMG LLP concluded was an important factor we considered in reaching a decision on an accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

On March 26, 2003, the Board of Directors selected KPMG LLP to act as independent accountants of aQuantive for fiscal year 2003. The Board reserves the right to change the independent accountants of aQuantive at any time before or after the Annual Meeting if it determines that to do so would be in the best interests of aQuantive. A representative of KPMG LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

The aggregate fees and expenses billed for professional services rendered by KPMG LLP for fiscal year 2002 were as follows:

(1)	Audit Fees	$140,232
(2)	Financial Information and Systems Design and Implementation Fees	$—
(3)	All Other Fees:
	Audit-Related Fees*	$74,280
	Other Fees**	$93,241
	Total All Other Fees	$167,521

*	Audit-related fees include benefit plan audits, acquisition due diligence, accounting consultation, various attest services under professional standards, assistance with registration statements and consents.

**	Other fees include fees for privacy attestation services, state and federal tax compliance and consulting, and international tax consulting.

The audit committee has considered whether the services provided to aQuantive by KPMG LLP covered in Item 3 of the table above are compatible with maintaining the public accountants’ independence.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Under the Commission’s proxy rules, shareholder proposals that meet certain conditions may be included in the Proxy Statement and form of Proxy for a particular annual meeting. Shareholders that intend to present a proposal at the 2004 Annual Meeting of aQuantive must give notice of the proposal to aQuantive no later than January 5, 2004 for it to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting. In addition, shareholders that intend to present a proposal that will not be included in the Proxy Statement and form of Proxy must give notice of the proposal to aQuantive not earlier than February 17, 2004 and not later than March 18, 2004. If the date of the 2004 aQuantive Annual Meeting is earlier than April 28, 2004 or later than June 27, 2004, notice of a proposal must be received by aQuantive by the later of the 90th day prior to the 2004 annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public announcement of such meeting was made. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by aQuantive for the 2004 Annual Meeting will have discretionary authority to vote with respect to any such proposal that is determined to be untimely. Furthermore, receipt by aQuantive of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2004 Annual Meeting because there are other relevant requirements in the Commission’s proxy rules.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

Copies of the aQuantive 2002 Annual Report to Shareholders are being mailed to shareholders, together with this Proxy Statement, form of Proxy and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of aQuantive, 506 Second Avenue, 9th Floor, Seattle, Washington 98104.

THE ANNUAL REPORT OF AQUANTIVE ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED IN THE AQUANTIVE 2002 ANNUAL REPORT TO SHAREHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS,

Jeffrey J. Miller

Corporate Secretary

Seattle, Washington

May 2, 2003

AQUANTIVE, INC.

This Proxy is solicited by the Board of Directors for the

Annual Meeting of Shareholders—May 28, 2003

The undersigned hereby appoint(s) Michael Vernon and Jeffrey J. Miller and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of aQuantive, Inc. held of record by the undersigned on March 26, 2003 at the Annual Meeting of Shareholders of the Company to be held on the 28th floor of the Renaissance Madison Hotel, at 515 Madison Street, Seattle, Washington 98104, at 9:00 a.m. on Wednesday, May 28, 2003, or any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

IMPORTANT—PLEASE DATE AND SIGN ON THE OTHER SIDE.

FOLD AND DETACH HERE.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN ITEM 1.

Please mark your votes as indicated in this example.    ☒

The Board of Directors recommends a vote “FOR all Nominees” in Item 1.

		FOR all Nominees	WITHHOLD AUTHORITY to vote for all Nominees
(1)	ELECTION OF DIRECTORS Nominees:	☐	☐

01.	Richard P. Fox – Three-year term

02.	Fredric W. Harman – Three-year term

03.	Michael B. Slade – Three-year term

INSTRUCTION: To withhold authority for any individual nominee,

print the nominee’s name in the following space:

Signature(s)                                                                                                                    Date

Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

FOLD AND DETACH HERE AND READ REVERSE SIDE.